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[POWERHOUSE LOGO]


                 ANCHOR GAMING AND POWERHOUSE TECHNOLOGIES, INC.
                      ANNOUNCE DEFINITIVE MERGER AGREEMENT

          ANCHOR GAMING PLANS TO CHANGE ITS NAME TO ANCHOR TECHNOLOGIES


FOR IMMEDIATE RELEASE:     WEDNESDAY, MARCH 10, 1999

[LAS VEGAS, NV and ATLANTA, GA] - Anchor Gaming ("Anchor") (Nasdaq: SLOT) and Powerhouse Technologies, Inc. ("Powerhouse") (Nasdaq: PWRH) announced today the signing of a definitive merger agreement. Anchor will acquire Powerhouse for $19.50 per share, which represents a 32% premium over yesterday's closing stock price, in an all cash merger. The merger creates a diversified international gaming entity with combined revenues of approximately $450 million. The transaction values Powerhouse at approximately $280 million, consisting of approximately $220 million of equity value and approximately $60 million of net debt estimated at closing. The transaction will be accounted for using the purchase method of accounting and is expected to be neutral to slightly accretive to Anchor within the first full year after closing.

         Anchor's Chairman Stan Fulton stated, "This transaction represents an outstanding opportunity for Anchor to maximize long-term shareholder value by strategically transforming our company. With our strong balance sheet, we will be able to provide the capital necessary to fund the many growth opportunities inherent in Powerhouse's business segments." President and Chief Executive Officer Michael Rumbolz added, "The acquisition of Powerhouse provides Anchor with management depth and increased technological and manufacturing capabilities. The integration of these capabilities will enhance Anchor's technological leadership and growth opportunities in our proprietary games division." The merger expands Anchor's domestic route and casino presence through the addition of Powerhouse's Montana route operation and the Sunland Park Racetrack and Casino in New Mexico and also provides an entree for Anchor into the on-line lottery device and systems business.

         "Powerhouse's strong recurring revenue base will enhance the stability of Anchor's earnings," Rumbolz added. "We feel there is significant growth opportunity in the on-line lottery business. Powerhouse currently has seven state lottery contracts representing 18% of the domestic on-line lottery market. There are more than ten other potential contracts subject to competitive procurements over the next two years and we expect to maintain or improve our market share. We are also pleased with the initial




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results of the casino at the Sunland Park Racetrack and look forward to applying our extensive expertise in operating slot machines to the facility."

         Richard Haddrill, Powerhouse's President and Chief Executive Officer stated, "This transaction represents an excellent two and one-half year return to our shareholders. Furthermore, it provides our employees with significant opportunities going forward and ensures uninterrupted customer service. The combined company will have both the size and expertise to more effectively compete in today's consolidating gaming market."

         In conjunction with the acquisition, Anchor announced it intends to seek shareholder approval to change its name from Anchor Gaming to Anchor Technologies. Anchor will also add two additional members to its Board of
Directors: Richard Burt, current Powerhouse Chairman and former U.S. Ambassador to the Federal Republic of Germany, and Richard Haddrill.

         The transaction is subject to approval by the shareholders of Powerhouse and the expiration of applicable waiting periods under the Hart-Scott Rodino Antitrust Improvement Act. The transaction, which will also require approval of various gaming authorities, is expected to close in the second half of calendar 1999. Merrill Lynch & Company acted as exclusive financial advisor to Anchor and rendered a fairness opinion to Anchor's Board of Directors. Lehman Brothers acted as exclusive financial advisor to Powerhouse and rendered a fairness opinion to Powerhouse's Board of Directors. The acquisition will be funded by a combination of cash on hand and a $300 million senior credit facility provided by a bank syndication group led by Bank of America.

         This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and other applicable securities laws. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties, and actual results could differ materially from those anticipated by the forward-looking statements. Although the company believes that the expectations reflected in any of its forward-looking statements will prove to be correct, actual results could differ materially from those projected or assumed in the Company's forward-looking




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statements. These risks and uncertainties include, but are not limited to: risks of proprietary games such as pressure from competitors, changes in economic conditions, obsolescence, declining popularity of existing games, failure of new game ideas or concepts to become popular, duplication by third parties and changes in interest rates as they relate to the wide area progressive machine operations within the Company's joint venture with IGT; competition in Black Hawk, Colorado; dependence on suppliers; changes in gaming regulations and taxes; dependence upon key personnel; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission, including the company's form 10-K for the year ended June 30, 1998 and its forms 10-Q for the first two quarters of fiscal 1999. In addition, there are inherent risks in consummating the transaction described above and executing the strategy it entails. These risks include the difficulty of integrating two business organizations, the difficulty of achieving potential operational and business synergies, the necessity of obtaining regulatory approvals, and the risk associated with the debt financing of the transaction and future debt service requirements. Additional risks that should be considered for the combined entities are described in the reports of Powerhouse Technologies, Inc. filed with the Securities and Exchange Commission.

         Anchor Gaming is a diversified gaming company that capitalizes on its experience as an operator and developer of gaming machines and casinos by developing gaming oriented businesses. Anchor Gaming currently develops and distributes unique proprietary games, operates two casinos in Colorado, and operates one of the largest gaming machine routes in Nevada.

         Powerhouse Technologies, Inc., through its operating units - VLC, AWI and United Tote - is one of the leading suppliers of system software, equipment, and related services for on-line lotteries, video lotteries and pari-mutuel systems throughout the world, and a manufacturer and distributor of gaming devices for casinos. Presently, the Company's equipment and systems are in operation in the United States, Canada, Australia, Europe, South America and the Caribbean. Powerhouse also owns and operates Sunland Racetrack and Casino in New Mexico.

For information contact :

ANCHOR GAMING                                        POWERHOUSE TECHNOLOGIES, INC.
Michael D. Rumbolz, CEO and President, or            Susan J. Carstensen, CFO
Geoffrey A. Sage, CFO                                (406) 585-6746, or
(702) 896-7568                                       Wayne Brown of Carl Thompson Associates
                                                     (800) 959-9677